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                                                        EXHIBIT 10.1D


                              VMARK STOFTWARE, Inc.

                                    Amendment
                                       To
                             1986 Stock Option Plan


The plan is amended, effective January 28, 1997, so that Section 8 (g) shall read in its entirety as follows:

(g) TERMINATION OF OPTIONS. Each option shall terminate and may no longer be exercised if the optionee ceases for any reason to be neither an employee of nor consultant to the Company, or its parent or a subsidiary, in accordance with the following provisions:

          (i) if the optionee's relationship shall have been terminated by resignation or other voluntary action, or shall have been terminated involuntarily for cause, the option shall terminate and may no longer be exercised:
         (ii) if the optionee's relationship shall have been terminated for any reason other than cause, resignation or other voluntary action before he is eligible to retire, disability, or death, he may at any time within a period of three (3) months after such termination exercise his option to the extent that the option was exercisable by him on the date of such termination;
        (iii) if the optionee's relationship shall have been terminated because of disability within the meaning of Section 22 (e) (3) of the Code, he may at any time within a period of one (1) year after such termination exercise his option to the extent that the option was exercisable by him on the date of such termination; and
         (iv) if the optionee dies at a time when he might have exercised the option, then his estate, personal representative or beneficiary to whom it has been transferred pursuant to Paragraph 8
              (f) hereof may at any time within a period of one (1) year after the optionee's death exercise the option to the extent the optionee might have exercised it at the time of his death;

provided, however, that no option may be exercised to any extent by anyone after the date of expiration of the option.